Cannae Reports Third Quarter 2019 Results with $1.21 Billion Book Value of Portfolio Company Investments, or $16.81 Per Share
Las Vegas, NV -- (November 12, 2019) -- Cannae Holdings, Inc. (NYSE:CNNE) ("Cannae" or the "Company") today reported operating results for the three and nine-month periods ended September 30, 2019.
Highlights

•	Beginning in the third quarter of 2019 Cannae will report Dun & Bradstreet's ("D&B") financial results on a current quarter basis as compared to the lag basis previously utilized

•
On September 4, 2019 Cannae received net proceeds of $112.0 million and recorded a gain of $82.2 million upon the closing of its sale of 2,000,000 shares of common stock of Ceridian HCM Holding Inc. (“Ceridian”) as part of an underwritten secondary public offering

•	Year-to-date, Cannae has sold 4,000,000 shares of Ceridian common stock for aggregate proceeds of $212.5 million resulting in book gains of $153.3 million

•	On September 19, 2019, Cannae announced a three-year, 5 million share repurchase program

•
As of September 30, 2019, total book value of portfolio company investments was $1.212 billion, or $16.81 per share, compared to total book value of $1.125 billion, or $15.58 per share, at December 31, 2018

•	As of September 30, 2019, holding company cash totaled $104.3 million

•	Cannae entered into a management services agreement with Trasimene Capital and has transitioned to an externally managed structure beginning November 1, 2019

•	Under the management services agreement, Cannae will pay a quarterly management fee to Trasimene equal to 0.375% of Cannae’s Cost of Investment which totaled $971.5 million as of November 1, 2019

Ceridian

•	Ceridian's third quarter 2019 total revenue was $202.3 million, up 13.6% year-over-year, and, on a constant currency basis, total revenue was $203.4 million, up 14.0% year-over-year

•	Third quarter 2019 Dayforce revenue was $143.7 million, up 30.2% year-over-year, and, on a constant currency basis, Dayforce revenue was $144.1 million, up 30.5% year-over-year

•	Third quarter 2019 Cloud revenue was $165.5 million, up 25.7% year-over-year, and, on a constant currency basis, Cloud revenue was $166.4 million, up 26.2% year-over-year

•	Third quarter 2019 operating profit was $6.5 million, compared to third quarter 2018 operating profit of $16.2 million, a decrease of 60.0% year-over-year

•	Third quarter 2019 Adjusted EBITDA was $46.4 million, up 27.5% compared to the prior year quarter

Dun and Bradstreet

•
For the quarter ended September 30, 2019, D&B generated total GAAP revenue of $408.2 million, a decrease of 1.5% compared to total GAAP revenue of $414.5 million in the third quarter of 2018. 2019 GAAP revenue includes a reduction of revenue recognized due to deferred revenue purchase accounting adjustments associated with D&B's privatization in February 2019

•	D&B's 2019 third quarter Adjusted Revenue, a non-GAAP measure, was $450.4 million, an increase of 8.5% compared Adjusted Revenue of $415.1 million for the 2018 third quarter

•	For the quarter ended September 30, 2019, D&B generated total GAAP net loss of $54.9 million a decrease of 195.6% compared to net earnings of $57.4 million in the 2018 third quarter

•	D&B's 2019 third quarter Adjusted EBITDA, a non-GAAP measure, was $194.0 million an increase of 52.8% compared to Adjusted EBITDA of $127.0 million for the third quarter of 2018

•	Adjusted EBITDA margin in third quarter was 43.4% compared to 30.6% in the prior year third quarter

•	D&B management has successfully achieved approximately $192.0 million of annualized cost savings year to date through September 30, 2019, as part of D&B's $200.0 million cost reduction plan

Restaurant Group

•
The restaurant group generated $247.7 million in total revenue and a net loss of $13.2 million for the third quarter of 2019, versus $269.3 million in total revenue and a net loss of $21.7 million in the third quarter of 2018

•	EBITDA was $(2.7) million for the third quarter of 2019, versus EBITDA of $(5.8) million in the third quarter of 2018

•	In the quarter ended September 30, 2019, the management team closed 11 under-performing company-owned stores. ABRH has now closed 55 under-performing stores

•	Received aggregate proceeds of $27.9 million year-to-date from the sale of company-owned stores and corporate office facilities

•	Successfully achieved $3.7 million of G&A expense savings year-to-date through September 30, 2019

T-System

•
T-System generated $13.4 million in total revenue and net earnings of $3.8 million for the third quarter of 2019, versus $14.1 million in total revenue and net loss of $1.8 million in the third quarter of 2018

•	EBITDA was $9.2 million for the third quarter of 2019, versus EBITDA of $3.0 million for the third quarter of 2018

“Ceridian delivered another strong quarter from its Cloud services business as evidenced by the 30.2% increase in Dayforce revenue compared to the prior year quarter,” commented Chairman William P. Foley, II. “We continue to be pleased with our investment in Ceridian and believe there is significant opportunities for growth ahead. During the quarter, we prudently rebalanced our portfolio through the sale of an additional 2 million shares of CDAY stock, with proceeds used to pay down a portion of the leverage used to finance our purchase of D&B. Cannae currently owns approximately 28.7 million shares of Ceridian, representing an approximate 20% ownership stake, now worth $1.6 billion based on Ceridian’s closing price of $55.14 on November 8, 2019.”

Mr. Foley continued, “D&B’s management team continues to make significant progress transforming D&B’s operations and culture, having nearly achieved their full year, $200 million expense reduction target in the 2019 third quarter. Importantly, the sales force re-organization is driving an acceleration to growth as adjusted revenues increased 8.5% compared to the prior year quarter driven in part by improved sales productivity and cross selling. Looking forward, we continue to see opportunities to utilize D&B’s extensive and proprietary data to create new products and revenue streams to further accelerate organic sales growth.”

Turning to our restaurant group, the ABRH management team delivered an improvement to the group’s financial performance during the third quarter as the initiatives designed to reduce expenses and improve our store’s operations are taking hold. While we have more to accomplish, the group’s results this quarter are an important step in positioning the brands for monetization.”

Mr. Foley concluded, “T-System has progressed on their strategic initiatives designed to improve their operations and accelerate sales growth. Expanding T-System’s capabilities through M&A is a priority of our management team and we are pleased with the potential acquisition candidates in our pipeline.”

Conference Call
As previously announced, Cannae will host a conference call on November 12, 2019, to discuss its third quarter 2019 results at 11:00 a.m. (Eastern Time). The conference call can be accessed by dialing 1-877-407-0789 (domestic) or 1-201-689-8562 (international) and asking for the Cannae Holdings Third Quarter 2019 Earnings Call. A telephonic replay will be available approximately three hours after the call and can be accessed by dialing 1-844-512-2921, or for international callers 1-412-317-6671 and providing the access code 13695101. The telephonic replay will be available until 11:59 pm (Eastern Time) on November 19, 2019.

Interested investors and other parties may also listen to a simultaneous webcast of the conference call by logging onto the investor relations section of the Company’s website at http://investor.cannaeholdings.com/. The online replay will remain available for a limited time beginning immediately following the call.

About Cannae Holdings, Inc.
Cannae (NYSE:CNNE) is a diversified holding company with over $1 billion in book value in assets and boasts a strong track record of investing in a diverse range of assets. Cannae holds majority and minority equity investment stakes in a number of entities, including Ceridian HCM Holding Inc., The Dun & Bradstreet Corporation, American Blue Ribbon Holdings, LLC, 99 Restaurants Holdings, LLC and T-System Holding, LLC. Principals at Cannae have successfully acquired over 100 companies with aggregate consideration in excess of $30 billion for Fidelity National Financial. Inc., Cannae and related companies over the last 20 years. More information about Cannae can be found at www.cannaeholdings.com.

Use of Non-GAAP Financial Information
Generally Accepted Accounting Principles (GAAP) is the term used to refer to the standard framework of guidelines for financial accounting. GAAP includes the standards, conventions, and rules accountants follow in recording and summarizing transactions and in the preparation of financial statements. In addition to reporting financial results in accordance with GAAP, the Company has provided non-GAAP financial measures, which it believes are useful to help investors better understand its financial performance, competitive position and prospects for the future. These non-GAAP measures include earnings before interest, taxes and depreciation and amortization (EBITDA), and earnings before interest, taxes and depreciation and amortization as a percent of revenue (EBITDA margin). The presentation of this financial information is not intended to be considered in isolation of or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. By disclosing these non-GAAP financial measures, Cannae believes it offers investors a greater understanding of, and an enhanced level of transparency into, the means by which Cannae’s management operates the company.

D&B's non-GAAP adjusted revenue is defined as GAAP revenue adjusted to reflect the elimination of the effect on revenue due to a purchase accounting fair value adjustment to deferred revenue and to include an additional month of revenue in the first quarter of 2019 related to the lag reporting for D&B's international operations, both associated with its Privatization. GAAP revenue is also adjusted to remove the impact of period-specific fluctuations in foreign currency. We believe all adjustments to GAAP revenue are useful to management and investors as they facilitate an accurate basis for which to compare revenue period over period.

D&B's adjusted EBITDA is defined as net income or loss before interest, taxes, depreciation, and amortization, as adjusted to exclude net income or loss from restructuring charges, include earnings that were not recorded by D&B during the periods presented due to the deferred revenue purchase accounting adjustment recorded in accordance with GAAP, to include earnings of D&B's international operations which were previously reported on a one-month lag, to exclude non-cash equity-based compensation expense, professional and administrative expenses associated with mergers and acquisitions, and other non-core gains and losses that are not recurring or in the normal course of business.

D&B's adjusted EBITDA margin is defined as its Adjusted EBITDA as a percentage of Adjusted revenue before adjusting for the impact of foreign currency fluctuations.

Ceridian presents revenue in constant currency to assess how its underlying business performed excluding the effect of foreign currency rate fluctuations. Ceridian calculates revenue on a constant currency basis by applying a fixed planning rate of $1.30 Canadian dollar to $1.00 U.S. dollar foreign exchange rate to revenue originally booked in Canadian dollars for all applicable periods.

Ceridian's adjusted EBITDA is defined as net income or loss before interest, taxes, depreciation, and amortization, as adjusted to exclude net income or loss from discontinued operations, sponsor management fees paid in prior year periods to its equity sponsors, non-cash charges for asset impairments, gains or losses on assets and liabilities held in a foreign currency other than the functional currency of a company subsidiary, non-cash share-based compensation expense, severance charges, restructuring consulting fees incurred in connection with mergers and acquisitions or capital transactions, and charges to reserve for unrecoverable duplicate payments associated with a service issue.

Any non-GAAP measures should be considered in context with the GAAP financial presentation and should not be considered in isolation or as a substitute for GAAP net earnings. Further, Cannae's non-GAAP measures may be calculated differently from similarly titled measures of other companies. Reconciliations of these non-GAAP measures to related GAAP measures are provided below.

Forward-Looking Statements and Risk Factors
This press release contains forward-looking statements that involve a number of risks and uncertainties. Statements that are not historical facts, including statements regarding our expectations, hopes, intentions or strategies regarding the future are forward-looking statements. Forward-looking statements are based on management's beliefs, as well as assumptions made by, and information currently available to, management. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. The risks and uncertainties which forward-looking statements are subject to include, but are not limited to: changes in general economic, business and political conditions, including changes in the financial markets; our potential inability to find suitable acquisition candidates, acquisitions in lines of business that will not necessarily be limited to our traditional areas of focus, or difficulties in integrating acquisitions; significant competition that our operating subsidiaries face; compliance with extensive government regulation of our operating subsidiaries; risks associated with our split-off from Fidelity National Financial, Inc., including limitations on our strategic and operating flexibility related to the tax-free nature of the split-off and the Investment Company Act of 1940; and risks and uncertainties related to the success of our externalization.

This press release should be read in conjunction with the risks detailed in the “Statement Regarding Forward-Looking Information,” “Risk Factors” and other sections of the Company’s Form 10-Q,10-K and other filings with the Securities and Exchange Commission.

SOURCE: Cannae Holdings, Inc.
CONTACT: Jamie Lillis, Managing Director, Solebury Trout, 203-428-3223, jlillis@soleburytrout.com

 CANNAE HOLDINGS, INC.
THIRD QUARTER SEGMENT INFORMATION
(In millions)
(Unaudited)

	Consolidated	Restaurant Group	T-System	Corporate and Other
Three Months Ended
September 30, 2019
Restaurant revenue	$247.7	$247.7	$—	$—
Other operating revenue	22.7	—	13.4	9.3
Total operating revenue	270.4	247.7	13.4	9.3

Cost of restaurant revenue	220.1	220.1	—	—
Personnel costs	31.1	12.4	8.2	10.5
Depreciation and amortization	12.9	9.0	3.4	0.5
Other operating expenses	29.9	19.0	3.9	7.0
Total operating expenses	294.0	260.5	15.5	18.0

Operating loss	$(23.6)	$(12.8)	$(2.1)	$(8.7)

Interest and investment income	$1.3	$—	$—	$1.3
Interest expense	(5.2)	(1.5)	(1.4)	(2.3)
Realized gains and losses	93.0	1.1	7.9	84.0
Total other income (expense)	89.1	(0.4)	6.5	83.0

Earnings (loss) before tax	$65.5	$(13.2)	$4.4	$74.3

Income tax expense	$15.6	$—	$0.6	$15.0
(Loss) earnings from equity investees	(8.3)	—	—	(8.3)

Net earnings (loss)	41.6	(13.2)	3.8	51.0

Non-controlling interests	(4.6)	(5.0)	0.1	0.3

Net earnings (loss) attributable to Cannae common shareholders	$46.2	$(8.2)	$3.7	$50.7

EPS attributable to Cannae common shareholders - basic	$0.65
EPS attributable to Cannae common shareholders - diluted	$0.64

Cannae weighted average shares - basic	71.6
Cannae weighted average shares - diluted	71.9

Net earnings (loss)	$41.6	$(13.2)	$3.8	$51.0
Interest expense	5.2	1.5	1.4	2.3
Income tax expense (benefit)	15.6	—	0.6	15.0
Depreciation and amortization	12.9	9.0	3.4	0.5
Loss from equity investees	8.3	—	—	8.3
EBITDA	$83.6	$(2.7)	$9.2	$77.1
EBITDA margin	30.9%	—%	68.7%	829.0%

CANNAE HOLDINGS, INC.
THIRD QUARTER SEGMENT INFORMATION
(In millions)
(Unaudited)

	Consolidated	Restaurant Group	T-System	Corporate and Other
Three Months Ended
September 30, 2018
Restaurant revenue	$269.3	$269.3	$—	$—
Other operating revenue	24.2	—	14.1	10.1
Total operating revenue	293.5	269.3	14.1	10.1

Cost of restaurant revenue	244.5	244.5	—	—
Personnel costs	30.6	12.3	8.0	10.3
Depreciation and amortization	16.1	11.8	3.9	0.4
Other operating expenses	27.6	15.9	3.1	8.6
Total operating expenses	318.8	284.5	15.0	19.3

Operating loss	$(25.3)	$(15.2)	$(0.9)	$(9.2)

Interest and investment income	$1.6	$—	$—	$1.6
Interest (expense) income	(0.4)	(4.1)	(1.4)	5.1
Realized gains and losses	11.3	(2.4)	—	13.7
Total other income (expense)	12.5	(6.5)	(1.4)	20.4

(Loss) earnings before tax	$(12.8)	$(21.7)	$(2.3)	$11.2

Income tax benefit	$(0.9)	$—	$(0.5)	$(0.4)
Earnings from equity investees	3.8	—	—	3.8

Net (loss) earnings	(8.1)	(21.7)	(1.8)	15.4

Non-controlling interests	(9.6)	(9.8)	(0.1)	0.3

Net earnings (loss) attributable to Cannae common shareholders	$1.5	$(11.9)	$(1.7)	$15.1

EPS attributable to Cannae common shareholders - basic	$0.02
EPS attributable to Cannae common shareholders - diluted	$0.02

Cannae weighted average shares - basic	71.6
Cannae weighted average shares - diluted	71.6

Net (loss) earnings	$(8.1)	$(21.7)	$(1.8)	$15.4
Interest expense (income)	0.4	4.1	1.4	(5.1)
Income tax benefit	(0.9)	—	(0.5)	(0.4)
Depreciation and amortization	16.1	11.8	3.9	0.4
Earnings from equity investees	(3.8)	—	—	(3.8)
EBITDA	$3.7	$(5.8)	$3.0	$6.5
EBITDA margin	1.3%	—%	21.3%	64.4%

CANNAE HOLDINGS, INC.
YTD SEGMENT INFORMATION
(In millions)
(Unaudited)

	Consolidated	Restaurant Group	T-System	Corporate and Other
Nine Months Ended
September 30, 2019
Restaurant revenue	$772.0	$772.0	$—	$—
Other operating revenue	58.0	—	38.5	19.5
Total operating revenue	830.0	772.0	38.5	19.5

Cost of restaurant revenue	678.7	678.7	—	—
Personnel costs	86.4	39.7	24.3	22.4
Depreciation and amortization	40.1	28.1	10.3	1.7
Other operating expenses	87.5	59.0	12.6	15.9
Total operating expenses	892.7	805.5	47.2	40.0

Operating loss	$(62.7)	$(33.5)	$(8.7)	$(20.5)

Interest and investment income	$13.7	$—	$—	$13.7
Interest expense	(14.4)	(4.0)	(4.2)	(6.2)
Realized gains and losses	169.1	4.6	7.4	157.1
Total other income	168.4	0.6	3.2	164.6

Earnings (loss) before tax	$105.7	$(32.9)	$(5.5)	$144.1

Income tax expense (benefit)	$14.3	$(0.1)	$(1.8)	$16.2
Loss from equity investees	(50.8)	—	—	(50.8)

Net earnings (loss)	40.6	(32.8)	(3.7)	77.1

Non-controlling interests	(12.2)	(12.3)	(0.3)	0.4

Net earnings (loss) attributable to Cannae common shareholders	$52.8	$(20.5)	$(3.4)	$76.7

EPS attributable to Cannae common shareholders - basic	$0.74
EPS attributable to Cannae common shareholders - diluted	$0.73

Cannae weighted average shares - basic	71.6
Cannae weighted average shares - diluted	71.9

Net earnings (loss)	$40.6	$(32.8)	$(3.7)	$77.1
Interest expense	14.4	4.0	4.2	6.2
Income tax expense (benefit)	14.3	(0.1)	(1.8)	16.2
Depreciation and amortization	40.1	28.1	10.3	1.7
Loss from equity investees	50.8	—	—	50.8
EBITDA	$160.2	$(0.8)	$9.0	$152.0
EBITDA margin	19.3%	—%	23.4%	779.5%

CANNAE HOLDINGS, INC.
YTD SEGMENT INFORMATION
(In millions)
(Unaudited)

Nine Months Ended	Consolidated	Restaurant Group	T-System	Corporate and Other
September 30, 2018
Restaurant revenue	$819.3	$819.3	$—	$—
Other operating revenue	68.9	—	44.3	24.6
Total operating revenue	888.2	819.3	44.3	24.6

Cost of restaurant revenue	725.4	725.4	—	—
Personnel costs	145.0	35.3	25.4	84.3
Depreciation and amortization	45.3	33.2	11.2	0.9
Other operating expenses	73.9	49.7	10.5	13.7
Total operating expenses	989.6	843.6	47.1	98.9

Operating loss	$(101.4)	$(24.3)	$(2.8)	$(74.3)

Interest and investment income	$4.5	$—	$—	$4.5
Interest (expense) income	(3.6)	(11.6)	(2.9)	10.9
Realized gains and losses	77.8	(1.0)	—	78.8
Total other income (expense)	78.7	(12.6)	(2.9)	94.2

(Loss) earnings before tax	$(22.7)	$(36.9)	$(5.7)	$19.9

Income tax benefit	$(3.8)	$—	$(2.8)	$(1.0)
(Loss) earnings from equity investees	(16.9)	0.1	—	(17.0)

Net (loss) earnings	(35.8)	(36.8)	(2.9)	3.9

Non-controlling interests	(16.4)	(16.6)	(0.1)	0.3

Net (loss) earnings attributable to Cannae common shareholders	$(19.4)	$(20.2)	$(2.8)	$3.6

EPS attributable to Cannae common shareholders - basic	$(0.27)
EPS attributable to Cannae common shareholders - diluted	$(0.27)

Cannae weighted average shares - basic	71.1
Cannae weighted average shares - diluted	71.1

Net (loss) earnings	$(35.8)	$(36.8)	$(2.9)	$3.9
Interest expense (income)	3.6	11.6	2.9	(10.9)
Income tax benefit	(3.8)	—	(2.8)	(1.0)
Depreciation and amortization	45.3	33.2	11.2	0.9
Loss (earnings) from equity investees	16.9	(0.1)	—	17.0
EBITDA	$26.2	$7.9	$8.4	$9.9
EBITDA margin	2.9%	1.0%	19.0%	40.2%

CANNAE HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS AND ADJUSTED BOOK VALUE SUMMARY
(In millions, except per share amounts)

	September 30, 2019	December 31, 2018
	(Unaudited)	(Unaudited)
Current assets:
Cash and cash equivalents	$153.2	$323.0
Other current assets	87.6	128.7
Total current assets	$240.8	$451.7
Ceridian equity investment	$370.3	$359.7
Dun & Bradstreet equity investment	446.2	—
Other equity method investments	35.4	37.5
Lease assets	218.6	—
Property and equipment, net	155.8	176.4
Software & intangible assets	154.2	175.8
Goodwill	164.8	164.8
Other non-current assets	107.6	93.6
Total assets	$1,893.7	$1,459.5
Current liabilities:
A/P & other current liabilities	$177.5	$154.1
Notes payable, current	7.4	5.9
Total current liabilities	$184.9	$160.0
Notes payable, non-current	$193.8	$42.2
Other non-current liabilities	240.3	57.6
Total liabilities	$619.0	$259.8
Additional paid in capital	$1,156.3	$1,146.2
Retained earnings	119.1	45.8
Less: Treasury stock	(4.1)	(0.2)
Accumulated other comprehensive loss	(59.2)	(67.2)
Non-controlling interests	62.6	75.1
Cannae shareholder's equity	$1,274.7	$1,199.7
Total liabilities and equity	$1,893.7	$1,459.5

Adjusted Book Value Summary	September 30, 2019	December 31, 2018
	(Unaudited)	(Unaudited)
Dun & Bradstreet	$463.0	$—
Ceridian	366.6	365.4
American Blue Ribbon Holdings	87.2	112.8
Ninety Nine	62.7	57.7
T-System	178.8	193.5
Holding company cash and short-term investments	104.3	308.2
Other Investments	99.5	87.0
CDAY Margin Loan	(150.0)	—
Cannae Book Value	$1,212.1	$1,124.6
Outstanding Cannae shares	72.1	72.2
Cannae Book Value per Share	$16.81	$15.58

On August 27, 2019, we announced the execution of definitive documents pursuant to which the Company transitioned to an externally managed structure governed by a management services agreement. Pursuant to the terms of the management services agreement, Cannae will pay Trasimene Capital Management, LLC a quarterly management fee equal to 0.375% (1.5% annualized) of the Company’s cost of invested capital (as defined in the Management Services Agreement) as of the last day of each fiscal quarter, payable in arrears in cash, as may be adjusted pursuant to the terms of the Management Services Agreement. We transitioned to the new management structure and commenced the management fee on November 1, 2019.

The following is the cost of invested capital for the Company's current portfolio (in millions).

As of September 30, 2019
(Unaudited)
The Dun & Bradstreet Corporation	$526.1
T-System Holdings, LLC	191.6
99 Restaurants Holdings, LLC	100.0
Rock Creek Idaho Holdings, LLC	38.0
QOMPLX, Inc. *	30.0
Colt Holding LLC	28.1
Triple Tree Holdings LLC	15.1
American Blue Ribbon Holdings, LLC	11.1
FNF NV Brasada, LLC	9.4
WineDirect, Inc.	9.0
Other	13.1
Total cost of invested capital	971.5
_______________________
*Represents total committed capital as of September 30, 2019. $22.5 million invested as of November 1, 2019 with balance to be invested by year-end.

Cannae accounts for its investments in D&B and Ceridian using the equity method of accounting; therefore, their results do not consolidate into the Company’s. As prescribed by relevant accounting standards, the Company recognizes its proportionate share of D&B and Ceridian’s net earnings or loss in earnings (loss) from equity investees in our consolidated results of operations.

For the first and second quarter of 2019, we accounted for our proportionate share of equity in Dun & Bradstreet's losses on a one quarter lag. In the third quarter of 2019, we began receiving timely financial information from Dun & Bradstreet and, in accordance with relevant accounting literature, began recording our ratable share of its losses on a real-time basis. Therefore, our results for the three and nine months ended September 30, 2019 include the results of Dun & Bradstreet for the three months ended September 30, 2019 and the period from February 8, 2019 to September 30, 2019, respectively. We have retrospectively reflected our proportionate share of equity in losses of Dun & Bradstreet for the first and second quarter of 2019 in our third quarter Quarterly Report on Form 10-Q.

See the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q for further information on the Company’s accounting for its investments in D&B and Ceridian.

D&B Adjusted Revenue Reconciliation (Unaudited)

	Period from February 8, 2019 to September 30, 2019	Three Months Ended September 30,		Nine Months Ended September 30,
		2019	2018	2019	2018
	(Dollar in millions)
Revenue	$981.2	$408.2	$414.5	$1,159.9	$1,269.6
Deferred revenue purchase accounting adjustment	99.3	39.2	—	99.3	—
International operations lag adjustment	—	—	—	25.9	—
Adjusted revenue, before foreign exchange	$1,080.5	$447.4	$414.5	$1,285.1	$1,269.6
Impact of foreign exchange fluctuations	5.1	3.0	0.6	6.1	(2.8)
Adjusted revenue	$1,085.6	$450.4	$415.1	$1,291.2	$1,266.8

D&B Adjusted EBITDA Reconciliation (Unaudited)

	Period from February 8, 2019 to September 30, 2019	Three Months Ended September 30,		Nine Months Ended September 30,
		2019	2018	2019	2018
	(Dollar in millions)
Net (loss) earnings	$(196.5)	$(54.9)	$57.4	$(399.5)	$215.5
Interest expense	220.6	85.6	13.6	226.1	40.9
Interest and other (income) expense, net	(20.7)	(6.7)	1.5	65.0	(0.3)
Income tax (benefit) expense	(77.2)	(23.8)	17.6	(111.3)	39.2
Depreciation and amortization	340.6	123.4	22.6	351.7	66.4
Equity in net earnings of affiliates	(3.4)	(0.6)	(0.7)	(3.9)	(1.8)
EBITDA	263.4	123.0	112.0	128.1	359.9
Deferred revenue purchase accounting adjustment	99.3	39.2	—	99.3	—
International operations lag adjustment	—	—	—	2.7	—
Equity-based compensation	8.0	3.7	4.1	19.6	7.3
Merger & acquisition costs	19.5	5.6	6.8	206.5	8.0
Restructuring and transition costs	66.9	27.7	2.2	67.2	23.7
Nonrecurring charges including asset impairments and legal contingencies	2.1	—	1.9	2.1	2.5
Other incremental (reduced) expenses due to purchase accounting	(15.9)	(5.2)	—	(15.9)	—
Adjusted EBITDA	$443.3	$194.0	$127.0	$509.6	$401.4

Adjusted revenue, before foreign exchange (from above)	$1,080.5	$447.4	$414.5	$1,285.1	$1,269.6
Adjusted EBITDA margin	41.0%	43.4%	30.6%	39.7%	31.6%

Ceridian Revenue Measures (Unaudited)

	Three Months Ended September 30,		Percentage change in revenue as reported	Impacts of changes in foreign currency (a)	Percentage change in revenue on a constant currency basis (a)
	2019	2018	2019 vs 2018		2019 vs 2018
		As Adjusted (b)
	(Dollar in millions)
Revenue:
Cloud
Dayforce
Recurring services	$109.4	$82.5	32.6%	(0.4)%	33.0%
Professional services and other	34.3	27.9	22.9%	(0.3)%	23.2%
Total Dayforce revenue	143.7	110.4	30.2%	(0.3)%	30.5%
Powerpay
Recurring services	$21.6	$21.0	2.9%	(0.9)%	3.8%
Professional services and other	0.2	0.3	(33.3)%	(33.3)%	—%
Total Powerpay revenue	21.8	21.3	2.3%	(1.4)%	3.7%
Total Cloud revenue	165.5	131.7	25.7%	(0.5)%	26.2%
Bureau
Recurring services	$36.4	$46.0	(20.9)%	(0.3)%	(20.6)%
Professional services and other	0.4	0.4	—%	—%	—%
Total Bureau revenue	36.8	46.4	(20.7)%	(0.3)%	(20.4)%
Total revenue	$202.3	$178.1	13.6%	(0.4)%	14.0%

(a) Please refer to “Ceridian Constant Currency Revenue Measures” section for information on Ceridian's constant currency revenue, a Non-GAAP financial measure.
(b) Prior period information has been adjusted to reflect the adoption of ASU No. 2014-09, “Revenue from Contracts with
Customers (Topic 606),” which Ceridian adopted on January 1, 2019.

Ceridian Revenue Measures (Unaudited)

	Nine Months Ended September 30,		Percentage change in revenue as reported	Impacts of changes in foreign currency (a)	Percentage change in revenue on a constant currency basis (a)
	2019	2018	2019 vs 2018		2019 vs 2018
		As Adjusted (b)
	(Dollar in millions)
Revenue:
Cloud
Dayforce
Recurring services	$314.7	$237.9	32.3%	(0.8)%	33.1%
Professional services and other	96.3	82.4	16.9%	(0.7)%	17.6%
Total Dayforce revenue	411.0	320.3	28.3%	(0.8)%	29.1%
Powerpay
Recurring services	$64.0	$64.7	(1.1)%	(3.3)%	2.2%
Professional services and other	0.8	0.9	(11.1)%	(11.1)%	—%
Total Powerpay revenue	64.8	65.6	(1.2)%	(3.4)%	2.2%
Total Cloud revenue	475.8	385.9	23.3%	(1.2)%	24.5%
Bureau
Recurring services	$125.0	$157.9	(20.8)%	(0.7)%	(20.1)%
Professional services and other	1.5	2.1	(28.6)%	—%	(28.6)%
Total Bureau revenue	126.5	160.0	(20.9)%	(0.7)%	(20.2)%
Total revenue	$602.3	$545.9	10.3%	(1.1)%	11.4%

(a) Please refer to “Ceridian Constant Currency Revenue Measures” section for information on Ceridian's constant currency revenue, a Non-GAAP financial measure.
(b) Prior period information has been adjusted to reflect the adoption of ASU No. 2014-09, “Revenue from Contracts with
Customers (Topic 606),” which Ceridian adopted on January 1, 2019.

Ceridian Constant Currency Revenue Measures
The following tables set forth certain information regarding Ceridian's revenue on a constant currency basis for the three and nine months ended September 30, 2019, compared with the three and nine months ended September 30, 2018. Ceridian presents revenue in constant currency to assess how its underlying business performed excluding the effect of foreign currency rate fluctuations. Ceridian calculates revenue on a constant currency basis by applying a fixed planning rate of $1.30 Canadian dollar to $1.00 U.S. dollar foreign exchange rate to revenue originally booked in Canadian dollars for all applicable periods.

	Three Months Ended September 30,		Increase/(Decrease)
	2019	2018	Amount	%
	(Dollar in millions)
Constant currency revenue
Cloud
Dayforce
Recurring services	$109.6	$82.4	27.2	33.0%
Professional services and other	34.5	28.0	6.5	23.2%
Total Dayforce revenue	144.1	110.4	33.7	30.5%
Powerpay
Recurring services	22.0	21.2	0.8	3.8%
Professional services and other	0.3	0.3	—	—%
Total Powerpay revenue	22.3	21.5	0.8	3.7%
Total Cloud revenue	166.4	131.9	34.5	26.2%
Bureau
Recurring services	$36.6	$46.1	(9.5)	(20.6)%
Professional services and other	0.4	0.4	—	—%
Total Bureau revenue	37.0	46.5	(9.5)	(20.4)%
Total constant currency revenue	$203.4	$178.4	25.0	14.0%

	Nine Months Ended September 30,		Increase/(Decrease)
	2019	2018	Amount	%
	(Dollar in millions)
Constant currency revenue
Cloud
Dayforce
Recurring services	$316.0	$237.5	78.5	33.1%
Professional services and other	96.8	82.3	14.5	17.6%
Total Dayforce revenue	412.8	319.8	93.0	29.1%
Powerpay
Recurring services	65.4	64.0	1.4	2.2%
Professional services and other	0.9	0.9	—	—%
Total Powerpay revenue	66.3	64.9	1.4	2.2%
Total Cloud revenue	479.1	384.7	94.4	24.5%
Bureau
Recurring services	$125.8	$157.4	(31.6)	(20.1)%
Professional services and other	1.5	2.1	(0.6)	(28.6)%
Total Bureau revenue	127.3	159.5	(32.2)	(20.2)%
Total constant currency revenue	$606.4	$544.2	62.2	11.4%

Ceridian Adjusted EBITDA Reconciliation

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
		*As Adjusted		*As Adjusted
	(Dollar in millions)
Operating profit	$6.5	$16.2	$52.6	$35.8
Depreciation and amortization	14.9	14.3	43.9	42.4
Other (expense) income, net	(1.6)	(0.9)	(4.7)	0.7
EBITDA from continuing operations	19.8	29.6	91.8	78.9
Sponsorship management fees	—	—	—	12.0
Intercompany foreign exchange loss (gain)	0.3	0.3	0.8	(2.5)
Share-based compensation	11.4	4.8	27.0	19.5
Severance charges	0.8	1.1	4.4	4.1
Restructuring consulting fees	1.5	0.6	3.6	3.1
Reserve for unrecoverable duplicate payments	12.6	—	12.6	—
Transaction costs	—	—	—	3.7
Adjusted EBITDA	$46.4	$36.4	$140.2	$118.8
*Prior period information has been adjusted to reflect the adoption of ASU No. 2014-09, “Revenue from Contracts with Customers (Topic 606)” and ASU No. 2017-07, “Compensation—Retirement Benefits,” which was adopted on January 1, 2019.